EXHIBIT (99.2)

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Boeing Satellite Systems Voluntary Savings Plan for Bargained Employees (the “Plan”) on Form 11-K for the period from January 1, 2003, through April 4, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harry S. McGee III, in my capacity as Vice President of Financial Services and Chief Financial Officer of the Shared Services Group of The Boeing Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ Harry S. McGee III
Harry S. McGee III Vice President of Financial Services and Chief Financial Officer Shared Services Group The Boeing Company

Date:  September 25, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.